BYLAWS
                                       OF
                               NANG, INCORPORATED

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                                TABLE OF CONTENTS
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SECTION                                                              PAGE
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SECTION 1 - OFFICES . . . . . . . . . . . . . . . . . . . . . . . .     1

SECTION 2 - SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .     1
   2.1   Annual Meeting . . . . . . . . . . . . . . . . . . . . . .     1
   2.2   Special Meetings . . . . . . . . . . . . . . . . . . . . .     1
   2.3   Meetings by Communications Equipment . . . . . . . . . . .     1
   2.4   Date, Time and Place of Meetings . . . . . . . . . . . . .     1
   2.5   Notice of Meeting. . . . . . . . . . . . . . . . . . . . .     2
   2.6   Waiver of Notice . . . . . . . . . . . . . . . . . . . . .     2
   2.7   Fixing of Record Date for Determining Shareholders . . . .     3
   2.8   Voting Record. . . . . . . . . . . . . . . . . . . . . . .     3
   2.9   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . .     3
   2.10  Manner of Acting . . . . . . . . . . . . . . . . . . . . .     4
   2.11  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . .     4
   2.12  Voting Shares. . . . . . . . . . . . . . . . . . . . . . .     4
   2.13  Voting for Directors . . . . . . . . . . . . . . . . . . .     4
   2.14  Action by Shareholders Without a Meeting . . . . . . . . .     4

SECTION 3 - BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . .     5
   3.1   General Powers . . . . . . . . . . . . . . . . . . . . . .     5
   3.2   Number and Tenure. . . . . . . . . . . . . . . . . . . . .     5
   3.3   Annual and Regular Meetings. . . . . . . . . . . . . . . .     5
   3.4   Special Meetings . . . . . . . . . . . . . . . . . . . . .     5
   3.5   Meetings by Communications Equipment . . . . . . . . . . .     5
   3.6   Notice of Special Meetings . . . . . . . . . . . . . . . .     6
         3.6.1     Personal Delivery. . . . . . . . . . . . . . . .     6
         3.6.2     Delivery by Mail . . . . . . . . . . . . . . . .     6
         3.6.3     Delivery by Private Carrier. . . . . . . . . . .     6
         3.6.4     Facsimile Notice . . . . . . . . . . . . . . . .     6
         3.6.5     Delivery by Telegraph  . . . . . . . . . . . . .     6
         3.6.6     Oral Notice. . . . . . . . . . . . . . . . . . .     6
   3.7   Waiver of Notice . . . . . . . . . . . . . . . . . . . . .     7
         3.7.1     In Writing . . . . . . . . . . . . . . . . . . .     7
         3.7.2     By Attendance. . . . . . . . . . . . . . . . . .     7
   3.8   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . .     7


                                        i
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   3.9   Manner of Acting . . . . . . . . . . . . . . . . . . . . .     7
   3.10  Presumption of Assent. . . . . . . . . . . . . . . . . . .     8
   3.11  Action by Board or Committees Without a Meeting. . . . . .     8
   3.12  Resignation. . . . . . . . . . . . . . . . . . . . . . . .     8
   3.13  Removal. . . . . . . . . . . . . . . . . . . . . . . . . .     8
   3.14  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . .     9
   3.15  Executive and Other Committees . . . . . . . . . . . . . .     9
         3.15.1     Creation of Committees. . . . . . . . . . . . .     9
         3.15.2     Authority of Committees . . . . . . . . . . . .     9
         3.15.3     Minutes of Meetings . . . . . . . . . . . . . .     9
         3.15.4     Removal . . . . . . . . . . . . . . . . . . . .    10
   3.16  Compensation . . . . . . . . . . . . . . . . . . . . . . .    10

SECTION 4 - OFFICERS. . . . . . . . . . . . . . . . . . . . . . . .    10
   4.1   Appointment and Term . . . . . . . . . . . . . . . . . . .    10
   4.2   Resignation. . . . . . . . . . . . . . . . . . . . . . . .    10
   4.3   Removal. . . . . . . . . . . . . . . . . . . . . . . . . .    10
   4.4   Contract Rights of Officers. . . . . . . . . . . . . . . .    11
   4.5   Chairman of the Board. . . . . . . . . . . . . . . . . . .    11
   4.6   President. . . . . . . . . . . . . . . . . . . . . . . . .    11
   4.7   Vice President . . . . . . . . . . . . . . . . . . . . . .    11
   4.8   Secretary. . . . . . . . . . . . . . . . . . . . . . . . .    11
   4.9   Treasurer. . . . . . . . . . . . . . . . . . . . . . . . .    12
   4.10  Salaries . . . . . . . . . . . . . . . . . . . . . . . . .    12
   4.11  Loans from the Corporation . . . . . . . . . . . . . . . .    12

SECTION 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . .    12
   5.1   Contracts. . . . . . . . . . . . . . . . . . . . . . . . .    12
   5.2   Loans to the Corporation . . . . . . . . . . . . . . . . .    12
   5.3   Checks, Drafts, Etc. . . . . . . . . . . . . . . . . . . .    12
   5.4   Deposits . . . . . . . . . . . . . . . . . . . . . . . . .    13

SECTION 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER. . . . . . .    13
   6.1   Issuance of Shares . . . . . . . . . . . . . . . . . . . .    13
   6.2   Certificates for Shares. . . . . . . . . . . . . . . . . .    13
   6.3   Stock Records. . . . . . . . . . . . . . . . . . . . . . .    13
   6.4   Transfer of Shares . . . . . . . . . . . . . . . . . . . .    13
   6.5   Lost or Destroyed Certificates . . . . . . . . . . . . . .    14

SECTION 7 - BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . .    14

SECTION 8 - ACCOUNTING YEAR . . . . . . . . . . . . . . . . . . . .    14

SECTION 9 - SEAL. . . . . . . . . . . . . . . . . . . . . . . . . .    15


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
SECTION 10 - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . .    15
   10.1  Right to Indemnification . . . . . . . . . . . . . . . . .    15
   10.2  Restrictions on Indemnification . . . . . . . . . . . . .    15
   10.3  Successful Defense . . . . . . . . . . . . . . . . . . . .    16
   10.4  Authorization. . . . . . . . . . . . . . . . . . . . . . .    16
   10.5  Advancement of Expenses. . . . . . . . . . . . . . . . . .    16
   10.6  Nonexclusivity of Rights . . . . . . . . . . . . . . . . .    16
   10.7  Insurance, Contracts and Funding . . . . . . . . . . . . .    17
   10.8  Identification of Employees and Agents of the Corporation.    17
   10.9  Persons Serving Other Entities . . . . . . . . . . . . . .    17

SECTION 11 - REIMBURSEMENT OF DISALLOWED EXPENSES . . . . . . . . .    17

SECTION 12 - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .    18
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                                      iii
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                                     BYLAWS
                                       OF
                               NANG, INCORPORATED

                               SECTION 1.  OFFICES

     The principal office of the Corporation shall be the address of the registered office of the Corporation as so designated in the office of the Secretary of the State of Delaware, or such other address as the Board of Directors ("Board") may from time to time determine. The Corporation may have such other offices within or without the State of Delaware as the Board may designate or as the business of the Corporation may require. The Directors shall from time to time appoint a Registered Agent for the Corporation within the State of Delaware.

                            SECTION 2.  SHAREHOLDERS

2.1  ANNUAL  MEETING

     The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the Corporation's fiscal year, such date and time to be determined by the Board.

2.2  SPECIAL  MEETINGS

     Special meetings of the shareholders of the Corporation for any purpose may be called at any time by the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

2.3  MEETINGS  BY  COMMUNICATIONS  EQUIPMENT

     Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4  DATE,  TIME  AND  PLACE  OF  MEETING

     Except as otherwise provide in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

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2.5  NOTICE  OF  MEETING

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets other than in the regular course of business or the dissolution of the Corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If those forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the Corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the Corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the Corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6  WAIVER  OF  NOTICE

     Whenever any notice is required to be given by a shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Delaware Revised Statutes, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the Corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7  FIXING  OF  RECORD  DATE  FOR  DETERMINING  SHAREHOLDERS

     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8  VOTING  RECORD

     At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the Corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent or attorney.

2.9  QUORUM

     Except with respect to any greater requirement contained in the Articles of Incorporation or the Delaware Revised Statutes, a majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Delaware Revised Statutes, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10 MANNER  OF  ACTING

     If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Delaware Revised Statutes requires a greater number of affirmative votes. Whenever the Delaware Revised Statutes permits a Corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11 PROXIES

     A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12 VOTING  SHARES

     Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13 VOTING  FOR  DIRECTORS

     Each shareholder entitled to vote to an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Shareholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14 ACTION  BY  SHAREHOLDERS  WITHOUT  A  MEETING

     Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents in required. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                         SECTION 3.  BOARD OF DIRECTORS

3.1  GENERAL  POWERS

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Delaware Revised Statutes.

3.2  NUMBER  AND  TENURE

     The Board shall be composed of not less than one nor more than eleven Directors, the specific number to be set by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. Each Director shall hold office until the next annual general meeting of shareholders and until his/her successor have been elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the Corporation, be no less than 18 years of age and need not meet any other qualifications. The Directors shall be elected by the shareholders at the annual general meeting each year, and if, for any cause, the Directors shall not have been elected at an annual general meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

3.3  ANNUAL  AND  REGULAR  MEETINGS

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4  SPECIAL  MEETINGS

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5  MEETINGS  BY  COMMUNICATIONS  EQUIPMENT

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting.
Participation  by  such  means shall constitute presence in person at a meeting.

3.6  NOTICE  OF  SPECIAL  MEETINGS

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing, orally or by email to such address or addresses as provided by each director. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

     3.6.1     PERSONAL  DELIVERY

     If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

     3.6.2     DELIVERY  BY  MAIL

     If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the Corporation, with postage thereon prepaid.

     3.6.3     DELIVERY  BY  PRIVATE  CARRIER

     If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the Corporation at least three days before the meeting.

     3.6.4     FACSIMILE  NOTICE

     If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the Corporation.

     3.6.5     DELIVERY  BY  TELEGRAPH

     If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the Corporation at least three days before the meeting.

     3.6.6     ORAL  NOTICE

If notice is delivered by orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7  WAIVER  OF  NOTICE

     3.7.1     IN  WRITING

     Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Delaware Revised Statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the Corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.7.2     BY  ATTENDANCE

A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8  QUORUM

     A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9  MANNER  OF  ACTING

     If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Delaware Revised Statutes.

3.10 PRESUMPTION  OF  ASSENT

     A Director of the Corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11 ACTION  BY  BOARD  OR  COMMITTEES  WITHOUT  A  MEETING

     Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the Corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 RESIGNATION

     Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 REMOVAL

     At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

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3.14 VACANCIES

     If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15 EXECUTIVE AND OTHER COMMITTEES

     3.15.1   CREATION OF COMMITTEES

     The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, who shall serve at the pleasure of the Board.

     3.15.2     AUTHORITY OF COMMITTEES

     Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Delaware Revised Statutes to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) amend the Articles of Incorporation (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale of contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board.

     3.15.3     MINUTES OF MEETINGS

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

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     3.15.4     REMOVAL

     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16 COMPENSATION

     By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefore.

                              SECTION 4.  OFFICERS

4.1  APPOINTMENT  AND  TERM

     The officers of the Corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2  RESIGNATION

     Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3  REMOVAL

     Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.


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
4.4  CONTRACT  RIGHTS  OF  OFFICERS

     The  appointment  of  an  officer  does  not itself create contract rights.

4.5  CHAIRMAN  OF  THE  BOARD

     If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board of Chairman of such meetings.

4.6  PRESIDENT

     The President shall be the chief executive officer of the Corporation unless some other offices is to designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the Corporation.

4.7  VICE  PRESIDENT

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8  SECRETARY

     The Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the Corporation records and stock registers, and authentication of the Corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9  TREASURER

     The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10 SALARIES

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

4.11 LOANS  BY  THE  CORPORATION

     No  loans  shall  be  made by the Corporation to its Officers or Directors.

                SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  CONTRACTS

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2  LOANS  TO  THE  CORPORATION

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3  CHECKS,  DRAFTS,  ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

5.4  DEPOSITS

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may authorize.

             SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  ISSUANCE  OF  SHARES

     No shares of the Corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2  CERTIFICATES  FOR  SHARES

     Certificates representing shares of the Corporation shall be signed by any two of the President, Vice-President, Secretary or Treasurer as designated by the Board from time to time. Any certificate that is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or by a registrar may have the facsimile of the officers' signatures printed or lithographed up on the certificates in lieu of actual signatures. Certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3  STOCK  RECORDS

     The stock transfer books shall be kept at the principal office at the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.4  TRANSFER  OF  SHARES

     The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.5  LOST  OR  DESTROYED  CERTIFICATES

     In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the Corporation as the Board may prescribe.

                          SECTION 7.  BOOKS AND RECORDS

     The  Corporation  shall:

     (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation.

     (b)  Maintain  appropriate  accounting  records.

     (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the Corporation.

     (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e)  Keep  a  copy  of  the  following  records  at  its  principal office:

               1. the Articles of Incorporation and all amendments thereto as currently in effect; 2. these Bylaws and all amendments thereto as currently in effect;
               3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;
               4.   the  financial  statements  for  the  past  three  years;
               5. all written communications to shareholders generally within the past three years;
               6. a list of the names and business addresses of the current Directors and officers; and
               7. the most recent annual report delivered to the Delaware Secretary of State.

                           SECTION 8.  ACCOUNTING YEAR

     The accounting year of the Corporation shall be set by resolution of the Board of Directors.

                                SECTION 9.  SEAL

     The Board may provide for a corporate seal that shall consist of the name of the Corporation, the state of its incorporation, and the year of its incorporation.

                          SECTION 10.  INDEMNIFICATION

10.1 RIGHT  TO  INDEMNIFICATION

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, an with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.


10.2 RESTRICTIONS  ON  INDEMNIFICATION

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite circumstances of case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

10.3 SUCCESSFUL  DEFENSE

     To the extent that a Director, Trustee, Officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 10.1 or
10.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

10.4 AUTHORIZATION

     The right to indemnification conferred in this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Section. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, by a majority of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum an whether or not disinterested) in a written opinion, or (d) by the shareholders. Anyone making such a determination under this Section 10.4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

10.5 ADVANCEMENT  OF  EXPENSES

     The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). As advancement of expenses shall be made upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.


10.6 NONEXCLUSIVITY  OF  RIGHTS

     The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7 INSURANCE,  CONTRACTS  AND  FUNDING

     The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Delaware Revised Statutes or other law. The Corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8 IDENTIFICATION  OF  EMPLOYEES  AND  AGENTS  OF  THE  CORPORATION

     In addition to the rights of indemnification set forth in subsection 10.1, the Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the Corporation; (b) pursuant to rights granted or provided by the Delaware Revised Statutes or (c) as are otherwise consistent with law.

10.9 PERSONS  SERVING  OTHER  ENTITIES

Any person who, while a Director or officer of the Corporation, is or was serving (a) as a Director, officer, employee or agent of another Corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a majority owned subsidiary of the Corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the Corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.5 of this Section.

                SECTION 11. REIMBURSEMENT OF DISALLOWED EXPENSES

     If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporations shall be protected from having to bear the entire burden of disallowed expense items.

                             SECTION 12.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

The  foregoing  Bylaws  were  adopted  by  the  Board  on  March  24,  2003.